UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

March 25, 2013

VIVUS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33389	94-3136179
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1172 CASTRO STREET

MOUNTAIN VIEW, CA 94040

(Address of principal executive offices, including zip code)

(650) 934-5200

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement

On March 25, 2013, VIVUS, Inc., or the Company, entered into the Purchase and Sale Agreement, or the Agreement, effective as of March 25, 2013 between the Company and BioPharma Secured Investments III Holdings Cayman LP, a Cayman Islands exempted limited partnership, or BioPharma, providing for the purchase of a debt-like instrument. Under the Agreement, the Company will receive $50 million, less $1.1 million in funding and facility payments, at the initial closing, which is subject to customary closing conditions and expected to close no later than April 9, 2013. Subject to the terms and conditions of the Agreement and at the Company’s sole discretion, the Company may also elect prior to December 31, 2013 to receive an additional $60 million, less $600,000 in a funding payment, at the secondary closing, which is subject to customary closing conditions and which closing shall occur, if at all, no earlier than April 30, 2013 and no later than January 15, 2014. The Company shall be responsible for all reasonable and documented out-of-pocket legal costs and fees incurred by BioPharma related to the Agreement, subject to a cap of $300,000.

In return, the Company is obligated to make scheduled quarterly payments to BioPharma, as further described in the Agreement, until the total amount due under the Agreement is paid. The first payment is scheduled to be made in the second quarter of 2014 and the final payment is scheduled to be made in the second quarter of 2018. The scheduled quarterly payments are subject to the net sales of (i) Qsymia® (and any derivative or improvement thereof, including Qsiva™ as it relates to the European Union), or the Product, and (ii) any other obesity agent developed or marketed by the Company or its affiliates or licensees. The scheduled quarterly payments, other than the payment(s) scheduled to be made in the second quarter of 2018, are capped at the lower of the scheduled payment amounts or 25% of the net sales of (i) and (ii) above. Accordingly, if 25% of the net sales is less than the scheduled quarterly payment, then 25% of the net sales is due for that quarter, with the exception of the payment(s) scheduled to be made in the second quarter of 2018, when any unpaid scheduled quarterly payments plus any accrued and unpaid make-whole premiums must be paid. Any quarterly payment less than the scheduled quarterly payment amount will be subject to a make-whole premium equal to the applicable scheduled quarterly payment of the preceding quarter less the actual payment made to BioPharma for the preceding quarter multiplied by 1.03. Regardless, the Company may pay scheduled quarterly payments out of any available funds notwithstanding Product net sales. The Company also has the option to prepay all scheduled quarterly payments as specified in the Agreement.

To secure its obligations in connection with the Agreement, the Company granted BioPharma a security interest to (i) the purchased receivables which are defined in the Agreement as the scheduled quarterly payments, any underpayments of such payments based on an audit of the Company’s records and any interest due on the foregoing amounts, and (ii) the Company’s patents, trademarks, copyrights and regulatory filings related to the Product, or the Additional Collateral. For the purposes herein, (i) and (ii) above shall be referred to as the Collateral.

If the Company (i) fails to deliver a payment when due and does not remedy that failure within a cure period, (ii) fails to deliver certain reports when due and does not remedy that failure within a cure period, (iii) fails to use commercially reasonable efforts in the promotion and marketing of the Product after March 25, 2015 and does not remedy that failure within a cure period, (iv) incurs certain forms of indebtedness above specified limits, (v) fails to maintain a first-priority perfected security interest in the Additional Collateral and does not remedy that failure within a cure period or (vi) becomes subject to an event of bankruptcy, then BioPharma may attempt to recover its unpaid scheduled payments, including by exercising its right to sell or otherwise dispose of all or any part of the Collateral.

During the term of the Agreement, the Company is required to use commercially reasonable efforts, as defined in the Agreement, to undertake certain obligations and activities to develop, market, promote and commercialize the Product and maximize net sales of the Product.  Additionally, during the term of the Agreement the Company may not (i) incur indebtedness greater than a specified amount, (ii) pay a dividend or other cash distribution on its capital stock, unless it has cash and cash equivalents in excess of a specified amount, (iii) amend or restate its certificate of incorporation or bylaws unless such amendments or restatements do not affect BioPharma’s interests under the Agreement, (iv) encumber the Collateral, or (v) abandon certain patent rights, in each case without the consent of BioPharma.

Upon the occurrence of a Company change of control transaction, as defined in the Agreement, BioPharma will be entitled to receive an amount equal to the sum of all unpaid scheduled quarterly payments. A permitted partnering agreement and a permitted action, both as defined in the Agreement, shall not constitute a change of control transaction under the Agreement. A permitted partnering agreement is an agreement for promotional and/or marketing resources for the Product, where (i) the Company continues to receive 25% of the net sales of the Product and (ii) the permitted partner agrees to be subject to the same promotional and marketing covenants that apply to the Company under the Agreement. A permitted action allows the Company to take certain actions with respect to a certain subset of the Additional Collateral as specified in the Agreement.

The above description of the Agreement is a summary only and is qualified in its entirety by reference to the full text of the Agreement, which is filed herewith as Exhibit 10.1 and is incorporated herein by reference.  Portions of Exhibit 10.1 have been omitted pursuant to a request for confidential treatment.  The representations and warranties contained in the Agreement were made only for the purposes thereof and as of specific dates, were solely for the benefit of the parties to the Agreement, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to any other party.

Item 2.03.  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information contained in Item 1.01 above is hereby incorporated by reference.

Item 8.01.  Other Events

On March 26, 2013, the Company issued a press release titled “VIVUS Announces $110 Million Synthetic Capped Royalty Financing.” A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

The information in this Current Report on Form 8-K and the exhibits attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, (the “Exchange Act”), or otherwise subject to the liabilities of that Section, or incorporated by reference into any of the Registrant’s filings under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in any such filing.

Item 9.01.  Financial Statements and Exhibits

(d)  Exhibits.

Exhibit No.	Description

10.1†	Purchase and Sale Agreement effective as of March 25, 2013 by and between the Company and BioPharma Secured Investments III Holdings Cayman LP.
99.1	Press Release issued by VIVUS, Inc. dated March 26, 2013.

†  Confidential portions of this exhibit have been redacted and filed separately with the Securities and Exchange Commission pursuant to a confidential treatment request in accordance with Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIVUS, INC.

/s/ Lee B. Perry
Lee B. Perry
Vice President and Chief Accounting Officer

Date:  March 26, 2013

EXHIBIT INDEX

Exhibit No.	Description

10.1†	Purchase and Sale Agreement effective as of March 25, 2013 by and between the Company and BioPharma Secured Investments III Holdings Cayman LP.
99.1	Press Release issued by VIVUS, Inc. dated March 26, 2013.

†  Confidential portions of this exhibit have been redacted and filed separately with the Securities and Exchange Commission pursuant to a confidential treatment request in accordance with Rule 24b-2 of the Securities Exchange Act of 1934, as amended.